EXHIBIT 23.1

{Letterhead of Moores Rowland Mazars}

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Form SB-2, dated April 23, 2007, of our report dated March 20, 2007, relating to the consolidated financial statements of Telestone Technologies Corporation, as of December 31, 2006 and 2005, which appears in such Form SB-2. We also consent to the reference to our firm under the heading "Experts" in this Form SB-2.

/s/ Moores Rowland Mazars

Moores Rowland Mazars

Chartered Accountants
Certified Public Accountants
Hong Kong

Date: April 23, 2007